UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015 (August 14, 2015)

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-878-3504

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

ACRE Realty Investors Inc. (the "Company") conducts business through ACRE Realty LP, its operating partnership. On August 14, 2015, ACRE Realty LP (the “Seller”), entered into a sale contract with Maple Multi-Family Land SE, L.P., a Delaware limited partnership (the "Purchaser"), pursuant to which the Seller agreed to sell, and the Purchaser agreed to purchase, subject to the conditions in the contract, the Company’s North Springs land consisting of approximately 9.696 acres of real property in Sandy Springs, Fulton County, Georgia (the "North Springs Land"). The North Springs Land is one of the legacy properties that was acquired prior to the recapitalization transaction with A-III Investment Partners LLC. As described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ending June 30, 2015, the Company intends to sell all of the Company's legacy properties.

Under the terms of the sale contract, the purchase price for the North Springs Land is Twelve Million and No/100 Dollars ($12,000,000.00). Purchaser paid an initial deposit of $100,000.00 on August 18, 2015 (the “Initial Deposit”). Purchaser has until October 2, 2015 to inspect the North Springs Land and elect whether to proceed with the purchase, at which time the Purchaser must pay an additional $400,000.00 deposit (the “Subsequent Deposit”) if it elects to proceed with the purchase of the North Springs Land.

If the Purchaser fails to notify the Seller on or before October 2, 2015 that it elects to proceed or terminate the sale contract, the condition precedent set forth in the sale contract with regards to inspection shall have failed, the escrow agent shall return the Initial Deposit to Purchaser and the sale contract shall terminate and be null and void. If the Purchaser elects to proceed with the purchase on or before October 2, 2015, and the Subsequent Deposit is paid, the closing is expected to occur on or around December 7, 2015. The entire amount of the Initial Deposit and Subsequent Deposit will be applied to the purchase price paid at closing.

The above description of the material terms of the North Springs Land sale contract is qualified in its entirety by reference to the full text of the sale contract, which is attached as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by this reference.

Note Regarding Forward-looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements relate to our intent, belief, or expectations regarding the closing of the North Springs Land sale contract and the timing of such closing. These statements involve risks and uncertainties that include: whether the Purchaser will elect to proceed with the purchase after its due diligence inspection, whether the satisfaction of conditions to the closing will occur and the expected timing of the closing of the transaction. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For more information about other risks and uncertainties we face, please see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, a copy of which can be obtained from the Company’s website at www.acrerealtyinvestors.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Sale Contract dated August 14, 2015, by and between ACRE Realty LP, a Georgia limited partnership, and Maple Multi-Family Land SE, L.P., a Delaware limited partnership.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: August 20, 2015	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President, General Counsel and Secretary